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                                                                 EXHIBIT 10.16


                               AMENDMENT NO. 5 TO

                                    AGREEMENT

         This Amendment No. 5 ("AMENDMENT NO. 5") is entered into effective as of January 1, 2004 (the "AMENDMENT EFFECTIVE DATE"), pursuant to and amending that certain Agreement between Gen-Probe Incorporated, a Delaware corporation ("Gen-Probe") and Chiron Corporation, a Delaware corporation ("CHIRON"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

                                    Recitals

         A. The parties entered into the Agreement as of June 11,1998 pursuant to which, among other things, the parties described their respective rights and obligations with respect to the development, manufacture, marketing and distribution of Products in the Blood Screening and Clinical Diagnostic Fields.

         B. The Agreement has been previously amended and supplemented by further written agreements of the parties.

         C. Subsequent to the execution of the Agreement, Chiron assigned its rights and obligations with respect to Clinical Diagnostic Products to Chiron Diagnostics Corporation ("CDC"), now wholly owned by Bayer Corporation (CDC and Bayer Corporation being collectively referred to as "Bayer"). Chiron retained all rights and obligations under the Agreement with respect to Blood Screening Products. This amendment is effective as between Chiron and Gen-Probe with respect to Blood Screening Products only, and nothing herein shall affect any rights or obligations of Gen-Probe or Bayer with respect to Clinical Diagnostic Products.

         D. The parties have discussed a revision to and clarification of their respective rights and obligations with respect to Section 1.2.1, and have agreed to make certain changes to the Agreement in connection therewith, in accordance with the provisions of this Amendment No. 5.

                                    Agreement

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Amendment No. 5, the parties agree as follows:

         1. APPLICABLE PURCHASE PRICE. Section 1.2.1 of the Agreement shall be and is hereby amended to read as follows:

                  1.2.1 With respect to each Initial Blood Screening Assay, and each Future Blood Screening Assay which includes as a constituent element an assay for HCV (other than those sold pursuant to Sections 3.1.4(b) or 3.6), and except as set forth in Section 1.2.2 below, an amount equal to Forty-five and Seventy-five one hundredths percent (45.75%) of Net Sales thereof.

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         2.       MAJOR DISTRIBUTOR. All references in the Agreement to the
Major Distributor are hereby deleted. All licenses and rights granted, or to be granted, by Gen-Probe to the Major Distributor are hereby terminated.

         3. NO OTHER AMENDMENT. Except as is expressly set forth in this Amendment No. 5, all other terms and conditions of the Agreement shall continue in full force and effect.

         4. COUNTERPARTS. This Amendment No. 5 may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of the respective parties.

GEN-PROBE:                                   CHIRON:

GEN-PROBE INCORPORATED,                      CHIRON CORPORATION,
a Delaware corporation                       a Delaware corporation

By:      /s/ Henry L. Nordhoff               By:        /s/ Jack Goldstein
    -----------------------------------          -------------------------------
Its: President & Chief Executive Officer     Its: President Chiron Blood Testing
Date: November 11, 2003                      Date: November 12, 2003

                             [approved legal deptt]

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